Exhibit 10.2 Asset Purchase Agreement Extension between eVision USA. Com, Inc. and Online Credit Limited dated

June 26, 2001

ASSET PURCHASE AGREEMENT EXTENSION

This ASSET PURCHASE AGREEMENT EXTENSION, dated as of June 26, 2001, is entered into by eVision USA.Com, Inc. (eVision) and Online Credit Limited (Online).,/P>

      WHEREAS, eVision and Online entered into four separate outstanding debt agreements (Debenture Debt) whereby Online provided a total original value of $7,500,000 in loans to eVision being:

°	The $4,000,000 10% Convertible Debenture Due December 15, 2007 dated December 30, 1997 and all subsequent amendments;

°	The $1,500,000 10% Convertible Debenture Due December 15, 2007 dated May 17, 1998;

°	The $1,000,000 10% Convertible Debenture Due December 15, 2007 dated August 5, 1998; and

°	The $1,000,000 12% Convertible Debenture Due December 15, 2007 dated November 17, 1998 which subsequently had $160,000 in principal paid down under the “Supplemental Letter of Agreement to the $500,000 12% convertible debenture due March 24, 1999 dated September 25, 1998 and all subsequent amendments issued by eVision to Online Credit and the $1,000,000 12% convertible debenture due December 15, 2007 dated November 17, 1998 issued by eVision to Online Credit” dated May 24, 2001;

          WHEREAS, eVision desires to pay a significant portion of this Debenture debt and Online agrees to accept assets in consideration of the Debenture Debt;

          WHEREAS, eVision and Online entered into an Asset Purchase Agreement dated June 8, 2001 (Asset Purchase Agreement) in order for eVision to sell assets in consideration of the Debenture Debt; and

          WHEREAS, eVision is required to disseminate a proxy to obtain shareholders' approval as a condition of the completion of the Asset Purchase Agreement;

          NOW THEREFORE, eVision and Online Credit agree to extend the Effective Time of the Asset Purchase Agreement for 120 days from the date of this Agreement unless terminated or extended by mutual agreement of Online and eVision in writing; and

          eVision and Online agree to treat the transaction underlying the Asset Purchase Agreement to have been previously consummated unless disapproved by eVision shareholders. If disapproved, eVision will reimburse Online for any costs incurred support the assets underlying the Asset Purchase Agreement.

ONLINE CREDIT LIMITED

By: /s/ Fai Chan

Title:  Chief Operating Officer

EVISION USA.COM, INC.

By: /s/ Robert H. Trapp

Title: Managing Director